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                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


                     MICROS SYSTEMS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
               (Unaudited - in thousands, except per share data)



                                                         Three Months Ended
                                                               March 31,
                                                            1997       1996
                                                         -------     ------
 Weighted-average number of common shares                  7,960      7,903
 Dilutive effect of outstanding stock options                209        137
                                                         -------     ------
 Weighted-average number of common and common              8,169      8,040
  equivalent shares outstanding                          =======     ======
 Net income                                              $ 4,464     $1,182
                                                         =======     ======
 Net income per common and common equivalent share       $  0.55     $ 0.15
                                                         =======     ======

                                                         Nine Months Ended
                                                               March 31,
                                                            1997       1996
                                                         -------     ------
 Weighted-average number of common shares                  7,955      7,882
 Dilutive effect of outstanding stock options                 80        132
                                                         -------     ------
 Weighted-average number of common and common              8,035      8,014
  equivalent shares outstanding                          =======     ======
 Net income (loss)                                       $10,802     $ (652)
                                                         =======     ======
 Net income (loss) per common and common                 $  1.34     $(0.08)
  equivalent share                                       =======     ======






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